EXHIBIT 99.1

UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA

IN RE HEWLETT-PACKARD COMPANY SHAREHOLDER DERIVATIVE LITIGATION	Case No. C-12-6003-CRB

NOTICE OF PROPOSED SETTLEMENT
OF SHAREHOLDER DERIVATIVE ACTION AND OF HEARING

TO:	ALL PERSONS AND ENTITIES WHO HOLD OR BENEFICIALLY OWN, DIRECTLY OR INDIRECTLY, COMMON STOCK OR SECURITIES OF HEWLETT-PACKARD COMPANY AS OF MARCH 13, 2015

THIS NOTICE CONCERNS A PROPOSED SETTLEMENT OF THE ABOVE-CAPTIONED SHAREHOLDER DERIVATIVE ACTION AND CONTAINS IMPORTANT INFORMATION ABOUT YOUR RIGHTS CONCERNING THE LAWSUIT.  THIS NOTICE IS NOT AN EXPRESSION OF ANY OPINION BY THE COURT AS TO THE MERITS OF ANY CLAIMS OR DEFENSES IN THE LAWSUIT.  THE STATEMENTS IN THIS NOTICE ARE NOT FINDINGS OF THE COURT.
All Hewlett-Packard Company (“HP”) securities holders are hereby notified that a settlement (the “Agreement”) has been reached as to claims asserted in a shareholder derivative action pending in a California federal court against certain current and former officers and directors of HP.  If approved, the settlement will also release certain claims asserted in related, consolidated suits pending in California state court, Santa Clara County.  The federal case is titled In re Hewlett-Packard Company Shareholder Derivative Litigation, Case No. C-12-6003-CRB (N.D. Cal.) (the “Federal Lawsuit”).  The state cases are captioned Gould v. Whitman, et al., Case No. 1:13-cv-250220 (Cal. Super. Ct., Santa Clara Cty.), and Noel v. Whitman, et al., Case No. 1:13-cv-251346 (Cal. Super. Ct., Santa Clara Cty.) (the “State Lawsuits”).
A hearing on the settlement of the federal case will be held on July 24, 2015, at 10:00 a.m. PDT (the “Fairness Hearing”) before U.S. District Judge Charles R. Breyer, in the United States District Court for the Northern District of California, Phillip Burton Federal Building and United States Courthouse, 450 Golden Gate Avenue, San Francisco, California 94102.
At the Fairness Hearing, the Court will determine:  (i) whether to approve the proposed settlement as fair, reasonable and adequate and in the best interest of HP and its shareholders and (ii) whether to enter a final judgment dismissing the Federal Lawsuit as to the settling defendants on the merits and with prejudice, barring and enjoining the prosecution of certain claims, and releasing the settling defendants and other individuals and entities (as defined in the Settlement Agreement).

The Court may, in its discretion, change the date and/or time of the Fairness Hearing without further notice to you.  If you intend to attend the Fairness Hearing, you should confirm the date and time of the hearing with the Court.
The Federal Lawsuit was brought by plaintiff Stanley Morrical (“Plaintiff”) on behalf of HP.  The State Lawsuits were brought by plaintiffs James R. Gould, Jr., and Leroy Noel, respectively.  Other than any service award that may be paid to Federal Plaintiff (described below), no payments will be made to any HP securities holders in connection with the proposed settlement.
This Notice is not an expression by the Court as to the merits of any claim or defense asserted in the Federal Lawsuit or in the State Lawsuits.
SUMMARY OF THE LITIGATION
The Federal Lawsuit and the State Lawsuits arise from HP’s purchase of Autonomy Corporation plc (“Autonomy”) in 2011.  The complaint filed in the Federal Lawsuit alleges violations of state and federal law in connection with HP’s purchase of Autonomy, HP’s management and public disclosures concerning Autonomy after the acquisition, and HP’s write-down of the value of Autonomy’s goodwill in November 2012, and it seeks damages on behalf of HP against 16 current and former officers and directors of HP (the “Individual HP Defendants”) and two of its professional advisors – Barclays Capital and Perella Weinberg Partners LP – which assisted HP in connection with the acquisition (the “Professional Advisors”).  The complaints filed in Gould and Noel each contain similar allegations and bring claims against 11 current and former officers and directors of HP.  In addition, the complaint filed in Noel alleges claims for fraud and deceit against Autonomy’s former chief executive, Michael Lynch.  This notice is intended to provide only a summary, and shareholders are advised to review the complaints for their full content.  The complaints filed in all three actions can be found at www.hp.com/investor/autonomyderivativesettlement.
In response to the Federal Lawsuit and other shareholder derivative actions and demands, HP’s Board of Directors appointed a committee of independent directors to review the shareholders’ allegations and evaluate HP’s claims.  Based on that committee’s investigation and conclusions, as well as its recommendations to the full Board, the Board determined, among other things, that HP has meritorious claims against certain legacy Autonomy officers and directors based on their pre-acquisition conduct.  The Board also determined that (i) the Individual HP Defendants fully satisfied their duties and otherwise acted in the best interests of HP and its shareholders, (ii) there is no merit to any of the claims asserted against the Individual HP Defendants or the Professional Advisors, and (iii) pursuit of any such claims would not otherwise be in HP’s best interests.  Nevertheless, the Board instructed HP’s counsel to determine whether a negotiated resolution of the Federal Lawsuit and the State Lawsuits was possible.
REASONS FOR SETTLEMENT
Plaintiff and his counsel, as well as plaintiffs in the State Lawsuits and their counsel, believe that the proposed settlement and releases are fair, reasonable and adequate and in the best interests of HP and its shareholders.  They reached this conclusion after considering: (i) the claims asserted against the Individual HP Defendants and the potential defenses, (ii) the substantial benefits that HP would receive from the settlement, (iii) the potential claims that HP could assert against certain legacy Autonomy officers and directors (including Lynch, who is a defendant in Noel) and, potentially, other non-released persons, and (v) the thoroughness of the Board’s evaluation of HP’s potential claims.
Based on the Board’s determinations regarding the allegations in the Federal Lawsuit and the State Lawsuits, HP expressly denies that the claims asserted against the Individual HP Defendants and Professional Advisors have any merit or that pursuit of such claims is in the best interests of HP or its shareholders.  HP has nevertheless determined to settle the claims asserted against the Individual HP Defendants and Professional Advisors because the terms of the proposed settlement, as set out in the Agreement, would be in the best interests of HP and its shareholders.  The proposed settlement confers substantial material benefits on HP through further enhancement of its merger and acquisition policies and procedures.
The Individual HP Defendants and Professional Advisors expressly deny all assertions of wrongdoing or liability arising out of any of the conduct, statements, acts or omissions that were or could have been asserted against them in the Federal Lawsuit and the State Lawsuits.
THE SETTLEMENT TERMS
HP will implement certain governance reforms related to HP’s evaluation of potential mergers and acquisitions (the “Governance Revisions”).  HP will also cause the newly formed public company resulting from the separation announced by HP on October 6, 2014, to implement the Governance Revisions, subject to the settlement being approved and remaining in effect.
The Governance Revisions provide for greater involvement in the M&A process by the Finance and Investment Committee as well as the Technology Committee of the Board.  The due diligence process will be enhanced, with additional training for persons taking part in the Company’s due-diligence efforts and due-diligence plans subject to greater oversight.  There will be additional and enhanced oversight for larger transactions by key members of management who will form a newly chartered Risk Management Committee.  And there will be periodic board- and management-level review of the Company’s processes for evaluating, reviewing, and approving mergers and acquisitions, including the criteria for considering potential M&A partners.
The Governance Revisions have been submitted to the Court under seal and are available to potential objectors as set forth in the Preliminary Approval Order and described below.  HP acknowledges that Plaintiffs and their counsel contributed to the formulation of, and constructively informed the committee’s and the Board’s recommendations regarding the Governance Revisions, and agrees that they will confer a substantial benefit upon HP and its shareholders.  HP expressly denies, however, that the corporate governance policies in place at HP at the time of the Autonomy acquisition were in any way inadequate or improper.

The Settlement Agreement, if approved, will result in a release of claims against HP’s officers and directors (other than legacy Autonomy officer Michael R. Lynch) and an injunction and order barring the prosecution of derivative claims as explained below.
The Settlement Agreement, all of its exhibits and the Court’s order preliminarily approving the settlement (the “Preliminary Approval Order”) can be found at www.hp.com/investor/autonomyderivativesettlement.  This notice is intended to provide only a summary, and shareholders are directed to these documents for a complete explanation.
EFFECT OF COURT APPROVAL ON THE SETTLEMENT AGREEMENT
If the Court finds that the Settlement Agreement is fair, reasonable and adequate and in the best interest of HP and its shareholders, the Court will enter an order and a judgment approving the settlement.  Under that order and the judgment, Plaintiff and all other holders of HP securities will release the individuals and entities identified as “Releasees” consistent with the terms of the Release in the Agreement.  If the Court’s approval order becomes final and no longer subject to review, it will release and extinguish all derivative claims that were or could have been asserted against the Individual HP Defendants and the Professional Advisors (and the other Releasees) to the extent those claims arise from or relate in any way to the Acquisition, including, among other things, the due diligence regarding Autonomy, the fairness of the Acquisition and its terms, the integration of Autonomy and its products into the Company, the investigation and identification of wrongdoing at Autonomy, accounting-related issues, the Impairment Charge, the repurchase of HP stock while allegedly in the possession of material nonpublic information about Autonomy, and all public statements or omissions about any of the foregoing (“Autonomy Related Claims”).
The release of Autonomy-Related Claims includes a release of claims that the company and its shareholders do not know or suspect exist at the time of the release, and which, if known, might have affected the decision(s) to enter into the settlement.  With respect to Autonomy-Related Claims, if the settlement is approved, the company and its shareholders will be deemed to have waived California Civil Code Section 1542, and all laws comparable to Section 1542, which provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
In addition, the Settlement Agreement, if approved, will bar and enjoin the prosecution of derivative claims that are Autonomy-Related Claims, whether against the Releasees or any non-released persons.  Plaintiffs in the State Lawsuits will dismiss the claims that are released in the Settlement Agreement.  The injunction and releases will cover claims made in related litigation pending in the United States District Court for the Northern District of California, state court in San Mateo, California, and the Delaware Court of Chancery.  Although HP’s shareholders will be barred from suing legacy Autonomy officers and directors and other non-released parties in a derivative capacity on behalf of HP, HP and Autonomy will retain all rights to bring such claims.
The Court has not made (and will not make) any determination as to the merits of any of the claims or defenses in the Federal Lawsuit or the State Lawsuits.  This notice does not imply that any Individual HP Defendant or Professional Advisor (or any other Releasee) would be found liable or that relief would be awarded if the Lawsuit were not being settled.
EFFECT OF COURT DISAPPROVAL ON THE SETTLEMENT AGREEMENT
If the Agreement is not approved, then the Settlement Agreement will be void and of no effect, and all parties in the Federal Lawsuit and the State Lawsuits will be restored to the positions they held before the Settlement Agreement was executed.
ATTORNEYS’ FEES AND EXPENSES; SERVICE AWARD
Consistent with the substantial benefits conferred upon and expected to be conferred upon HP and its shareholders by the Governance Revisions, HP has agreed to pay $7,171,998 in attorneys’ fees and $72,948.90 in expenses to counsel for plaintiff in the Federal Lawsuit, as well as $1,528,002 in attorneys’ fees and $108,873.80 in expenses to counsel for plaintiffs in the State Lawsuits, in each case subject to the review and approval of the Court.  These amounts were determined by binding arbitration held before retired U.S. District Judge Vaughn R. Walker.  They shall be the sole aggregate compensation to Plaintiff’s counsel in connection with the lawsuits and are conditioned on Court approval of the settlement.
In addition, subject to Court approval, HP has agreed to pay the Federal Plaintiff a service award of up to $25,000 in recognition of his time and effort in bringing and prosecuting the Federal Action.
Counsel for plaintiff in the related derivative action pending in San Mateo Superior Court (captioned Ho v. Whitman, et al., Case No. 519336) intervened for the purpose of seeking an award of attorneys’ fees and expenses not to exceed $1,750,000, to be paid by HP, for their alleged contributions to the Governance Revisions.  HP disputed Ho’s allegations but agreed to submit the fee claim to binding arbitration before Judge Walker.  Judge Walker awarded Ho’s counsel $850,000 in attorneys’ fees and $19,724.22 in expenses, and awarded Ho a service award of $5,000, all subject to the review and approval of the Court.
YOUR RIGHT TO OBJECT AND TO APPEAR
If you agree that the proposed settlement should be approved as fair, reasonable and adequate and in the best interests of the Company and its shareholders, you do not need to do anything.  However, if you wish to object to the fairness, reasonableness or adequacy of the proposed settlement, to any term(s) of Settlement Agreement or to any other issue relating to the Settlement Agreement, you may submit a written objection on your own (or through an attorney you hire at your own expense), and you (or your attorney, if you have hired one) may appear at the Fairness Hearing.  The Preliminary Approval Order sets out the deadlines and procedures

 (including the requirements for filing and service of relevant documents) that you must meet if you want to object and if you want to appear at the hearing.
Should you wish to review the Governance Revisions for the purpose of evaluating whether to object to the proposed settlement, you must submit a request to counsel for HP no later than July 4, 2015.  The Preliminary Approval Order sets out the conditions for such review and the procedures that you must meet if you want to review the Governance Revisions.
Any objection must be served and filed with the Court (and received by all the below counsel) no later than July 4, 2015.
If you do not meet the deadlines or follow the procedures set out in the Preliminary Approval Order, your objection(s) (including with respect to the Governance Revisions) will not be considered by the Court (unless the Court otherwise determines), and neither you nor your attorney (if you hire one) will be allowed to appear at the Fairness Hearing.  Submissions objecting to the proposed settlement should be sent to counsel as follows:
Counsel for Plaintiff Morrical:

Joseph W. Cotchett
jcotchett@cpmlegal.com
Mark C. Molumphy
mmolumphy@cpmlegal.com
Cotchett, Pitre & McCarthy, LLP
840 Malcolm Road, Suite 200
Burlingame, California 94010
Telephone:  (650) 697-6000
Facsimile:  (650) 697-0577

Counsel for HP: Marc Wolinsky mwolinsky@wlrk.com Wachtell, Lipton, Rosen & Katz 51 West 52nd Street New York, New York 10019 Telephone: (212) 403-1226 Facsimile: (212) 403-2226
Counsel for State Plaintiffs Noel and Gould:

Darren J. Robbins
DarrenR@rgrdlaw.com
Benny C. Goodman III
BennyG@rgrdlaw.com
Robbins Geller Rudman & Dowd LLP
655 West Broadway, Suite 1900
San Diego, California 92101
Telephone:  (619) 231-1058
Facsimile:  (619) 231-7423

PRELIMINARY INJUNCTION

Pending final determination of whether to approve the Settlement Agreement, the Court has barred and enjoined HP’s securities holders or any of their respective representatives,

trustees, successors, heirs, agents and assignees, and anyone else purporting to act on behalf of or derivatively for the Company, from filing, commencing, prosecuting, intervening in, participating in or receiving any benefits or other relief from, any other lawsuit, arbitration or administrative, regulatory or other proceeding (as well as filing a complaint in intervention in any such proceeding in which the person or entity filing such complaint in intervention purports to be acting on behalf of or derivatively for any of the above) or order in any jurisdiction or forum based on or relating to any Autonomy-Related Claim that may be brought in a derivative capacity.  The terms of the preliminary injunction are set out in the Preliminary Approval Order.
QUESTIONS REGARDING THE PROPOSED SETTLEMENT
Please do not write or telephone the Court about the proposed Settlement Agreement.  If you have any questions  you should contact the plaintiffs’ counsel at Cotchett, Pitre & McCarthy LLP and Robbins Geller Rudman & Dowd LLP, whose contact information is set out above.
DATED: March 13, 2015	BY ORDER OF THE COURT: THE HONORABLE CHARLES R. BREYER